As filed with the Securities and Exchange Commission on July 1, 2013

Registration No. 333-169844
Registration No. 333- 52652

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8 REGISTRATION STATEMENT NO. 333-169844
FORM S-8 REGISTRATION STATEMENT NO. 333-52652

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

WINTRUST FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Illinois (State or Other Jurisdiction of Incorporation or Organization)	36-3873352 (I.R.S. Employer Identification No.)

9700 West Higgins Road, 8th Floor
Rosemont, Illinois 60018
(Address of Principal Executive Offices)

Wintrust Financial Corporation
Retirement Savings Plan
(Full Title of the Plan)

 Lisa J. Pattis
Executive Vice President, General Counsel, and Corporate Secretary
9700 West Higgins Road, 8th Floor
Rosemont, Illinois 60018
(Name and address of agent for service)

(847) 939-9000
(Telephone number, including area code, of agent for service)

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

REMOVAL OF SECURITIES FROM REGISTRATION
Wintrust Financial Corporation, an Illinois corporation (the “Registrant”) filed Registration Statements on Form S-8 (File No. 333-169844 and 333- 52652) (the “Registration Statements”) with the Securities and Exchange Commission on October 8, 2010 and December 22, 2000, respectively. The Registration Statements covered an aggregate of 350,000 shares of Common Stock, without par value (“Common Stock”), of the Registrant to be issued under the Wintrust Financial Corporation Retirement Savings Plan (the “Plan”), and an indeterminate amount of plan interests.
The Plan has terminated the option to invest in shares of Common Stock under the Plan. Any investment of Plan accounts in Common Stock are frozen such that participants in the Plan may only liquidate the Common Stock. In accordance with an undertaking made by the Registrant in the Registration Statements to remove by means of a post-effective amendment any securities that remain unsold at the termination of the offering, this Post-Effective Amendment is being filed to remove from registration the Common Stock and plan interests not heretofore sold pursuant to the Registration Statements. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such Common Stock and plan interests.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Rosemont, State of Illinois, on this 1st day of July, 2013.

WINTRUST FINANCIAL CORPORATION

By:	/s/Lisa J. Pattis
Name:	Lisa J. Pattis
Title:	Executive Vice President, General Counsel, and Corporate Secretary

Pursuant to the requirement of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Rosemont, State of Illinois, on this 1st day of July, 2013.

WINTRUST FINANCIAL CORPORATION RETIREMENT SAVINGS PLAN

By:	/s/David A. Dykstra
Name:	David A. Dykstra
Title:	Administrative Fiduciary

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